(Signature Page, to follow Item 88 at Screen Number 44)


	This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 30th
 day of July, 2010.



		 	         COLLEGE AND UNIVERSITY FACILITY
				  LOAN TRUST TWO

                                 By: U.S. Bank National Association, not
                                 in its individual capacity, but solely
                                 as Owner Trustee under a Declaration of
                                 Trust dated March 11, 1988 and amended
                                 and restated on May 12, 1988, and
                                 December 4, 1989.


                                 By Brian True
				   Vice President